Exhibit 2.8

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City,
Nevada 89701-4201 (775) 684-5708

Filed in the Office of	Record Number **E0576272007-7**
FVAguilar	Filing Number **F202610162506**
Secretary of State State Of Nevada	Filed On **10/16/2026 12:10 PM**
	Number of Pages **3**

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Winners, Inc.

Entity or Nevada Business Identification Number (NVID): E0576272007-7

2. Restated or Amended and Restated Articles: (Domestic corporations)

If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7.

You must include the Restated Articles or the Amended and Restated Articles with this filing.

Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ **Restated Articles:** The articles are being restated without any changes and include all amendments made up to the date of this certificate.

The certificate must be signed by an officer of the corporation.

Statutory Statement: The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date.

Date the board of directors adopted the resolution to approve the restated articles:

Date:

☐ **Amended and Restated Articles:** The articles are being restated to include all previous amendments and the current changes.

3. Amendment Filing Type: (Select only one box)

Domestic Corporation
If amending, complete sections 1, 3, 6 and 7.

☐ Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380)

Statutory statement: The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock.

☑ Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390)

☐ Check this box if the amendment is for a name change only.
- No stockholder approval is required for a name change under NRS 78.390(8).

☑ If the amendment includes other changes, confirm the following:
- The proposed amendment(s) were submitted to the stockholders for approval.
- Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s).
- Voting Results (e.g., number of shares for/against or percentage approved):

45295781

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City,
Nevada 89701-4201 (775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Officer's Statement: Foreign corporations only. Complete 1, 4, 6 and 7.	Name used in the home state (if different from the name used in Nevada): [ ] Jurisdiction of formation (state or country): [ ] Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed.
5. Effective Date and Time: (Optional)	Date: [ ] Time: [ ] Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date.
6. Describe the Changes:	Applicable changes (select all that apply): ☐ The entity name has changed ☐ The registered agent has changed (attach Certificate of Acceptance from new registered agent) ☐ The entity's purpose has changed ☐ The initial Board of Directors/ Trustees or Stockholders from the organization have changed ☐ IRS tax language added. ☐ The organization changed the articles ☐ The organization deleted articles ☑ The authorized shares have been amended ☐ Other The organization amended the articles as follows: (provide article numbers, if available) The total authorized shares of the Corporation's Class A Common Stock has been increased to 250,000,000 shares with no change to the $0.001 par value per share. (attach additional page[s] if necessary)
7. Signature: (Required)	B. Michael — Print First Name Friedman — Print Last Name X B. Michael Friedman — Signature Officer — Title Attach additional page(s) if additional signatures are necessary.

JOINT ACTION BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING OF THE DIRECTORS AND MAJORITY CONSENT OF SHAREHOLDERS OF WINNERS, INC.

The undersigned, being all of the members of the Board of Directors and a majority of the shareholders of Winners, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), pursuant to Section 78 of the Nevada Revised Statutes, do hereby take the following written action, made effective as October 13, 2026.

Whereas, the Board of Directors desires to amend the Corporation's Articles of Incorporation to authorize a total of 250,000,000 shares of Class A Common Stock;

Whereas, the Board of Directors recommends the amendment of the Corporation Articles of Incorporation to authorize a total of 250,000,000 shares of Class A Common Stock;

Whereas, the Majority Shareholder, MoneyLine Sports, Inc., with 45,295,781 Shares of the Corporation's Class A Common Stock or 84.79% of all shares outstanding, approves and consents to the Board recommendation to amend the Corporation Articles of Incorporation to authorize a total of 250,000,000 shares of Class A Common Stock;

Resolved, the Board of Directors and the Corporation's majority shareholder hereby approve, consent to and authorize the filing of an amendment to the Corporation's Articles of Incorporation to authorize a total 250,000,000 shares of Class A Common Stock;

Resolved Further, that the officers of the Corporation be, and each of them hereby is, authorized to take all actions they determine to be necessary or appropriate to implement the amendment to the Corporation's Articles of Incorporation as described herein;

Resolved Further, that any and all actions heretofore taken by any officer(s) of the Corporation in connection with the matters contemplated hereby, on or prior to the date hereof, be, and each of them hereby is, ratified, confirmed, and approved.

No further action was taken.

Winners, Inc.

Signature: ______________________

Printed Name: B. Michael Friedman

Title: Director

Signature: ______________________

Printed Name: Michael Handelman

Title: Director

MoneyLine Sports, Inc.

Signature: ______________________

Printed Name: B. Michael Friedman

Title: Officer

Winners, Inc. Class A Common Shares held: 45,295,781; 84.79%